IFF to Acquire Ottens Flavors to Strengthen North American Business

NEW YORK – April 13, 2015 – International Flavors & Fragrances Inc. (NYSE:IFF), a leading global creator of flavors and fragrances for consumer products, today announced that it has entered into an agreement to acquire Henry H. Ottens Manufacturing Co., Inc.

Founded more than 130 years ago, Ottens Flavors is a privately-held company headquartered in Philadelphia, PA. Ottens Flavors is well-known for its diverse flavors technologies and outstanding customer service. Ottens Flavors’ customer base includes a strong portfolio of key US-based accounts, which complements IFF’s portfolio well.

“This acquisition is an exciting one as it’s the first step in our redefined strategy to win where we compete,” said IFF Chairman and CEO Andreas Fibig. “IFF and Ottens Flavors share rich histories, world-class capabilities, and a strong commitment to innovation. The Robinson family has built a great company over the past six decades, and we’re looking forward to welcoming the employees of Ottens Flavors into the IFF organization. They will be joining a company that has a long track record of success and one that is well-positioned to deliver sustainable profitable growth in the future.”

Matthias Haeni, Group President, Flavors added “Ottens Flavors has well-established high-quality customer service capabilities that have earned their company a reputation as one of the best flavors organizations in the U.S. Once completed, the deal will strengthen our operations in North America and enhance our ability to meet the needs of our customers through a differentiated service model geared towards enhancing collaboration and building greater customer intimacy. We’re looking forward to welcoming Ottens Flavors’ employees into the IFF family.”

The transaction, which will be funded from existing resources, is expected to add approximately $60 million in revenue on an annualized basis and be slightly accretive to IFF’s earnings per share in 2015, excluding transaction costs. Financial terms of the deal have not been disclosed.

The completion of this transaction is subject to clearance by the relevant regulatory authorities and satisfaction of other customary closing conditions. Until the transaction closes, which is expected to occur sometime in the second quarter of 2015, Ottens Flavors and IFF will operate as separate companies.

Morgan Stanley & Co. is acting as financial advisor to IFF, and Cleary Gottlieb Steen & Hamilton LLP is acting as legal advisor.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements regarding IFF’s expected future financial position, results of operations, cash flows, financing plans, business strategy, budgets, capital expenditures, competitive positions, growth opportunities, plans and objectives of management and statements containing the words such as “anticipate,” “approximate,” “believe,” “plan,” “estimate,” “expect,” “project,” “could,” “should,” “will,” “intend,” “may” and other similar expressions, are forward-looking statements. Statements in this press release concerning IFF’s business outlook or future economic performance, anticipated profitability, revenues, expenses or other financial items, and product or services line growth, together with other statements that are not historical facts, are forward-looking statements that are estimates reflecting the best judgment of IFF based upon currently available information. Such forward-looking statements are inherently uncertain, and stockholders and other potential investors must recognize that actual results may differ materially from IFF’s expectations as a result of a variety of factors, including, without limitation, those discussed below. Such forward-looking statements are inherently uncertain, and stockholders and other potential investors must recognize that actual results may differ materially from IFF’s expectations as a result of a variety of factors, including, without limitation, those discussed below. Such forward-looking statements are based upon management’s current expectations and include known and unknown risks, uncertainties and other factors, many of which IFF is unable to predict or control, that may cause IFF’s actual results, performance or plans to differ materially from any future results, performance or plans expressed or implied by such forward-looking statements. These statements involve risks, uncertainties and other factors discussed below and detailed from time to time in IFF’s filings with the Securities and Exchange Commission.

Risks and uncertainties related to IFF’s acquisitions of Ottens include, but are not limited to, uncertainties as to whether the acquisitions will have the accretive effect on IFF’s earnings or cash flows that it expects, the inability to obtain, or delays in obtaining, cost savings and synergies from the acquisitions, costs and difficulties related to the integration of Ottens’ businesses and operations with IFF businesses and operations, unexpected costs, liabilities, charges or expenses resulting from the acquisitions, adverse effects on IFF’s stock price resulting from the acquisitions, the inability to retain key personnel, and potential adverse reactions, changes to business relationships or competitive responses resulting from the acquisitions.

In addition to the factors set forth above, other factors that may affect IFF’s plans, results or stock price are set forth in IFF’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

Many of these factors are beyond IFF’s control and IFF cautions investors that any forward-looking statements made by IFF are not guarantees of future performance. IFF disclaims any obligation to update any such factors or to announce publicly the results of any revisions to any of the forward-looking statements to reflect future events or developments.

About IFF

International Flavors & Fragrances Inc. (NYSE: IFF) is a leading global creator of flavors and fragrances used in a wide variety of consumer products. Consumers experience these unique scents and tastes in fine fragrances and beauty care, detergents and household goods, as well as beverages, sweet goods and food products. IFF leverages its competitive advantages of consumer insight, research and development, creative expertise and customer intimacy to provide customers with innovative and differentiated product offerings. A member of the S&P 500 Index, IFF has more than 6,200 employees working in 32 countries worldwide. For more information, please visit our website at www.iff.com.

Contacts:

Michael DeVeau
VP, Global Corporate Communications

& Investor Relations
212-708-7164

Micaela Mordkowski

Manager, Flavors Communications

212-708-7211